Fluence Energy, Inc. Reports Fourth Quarter and Fiscal Year 2021 Results

Fiscal year 2021 results are setting the stage for substantial growth in fiscal year 2022

ARLINGTON, Va., Dec. 08, 2021 (GLOBE NEWSWIRE) – Fluence Energy, Inc. (Nasdaq: FLNC) (“Fluence” or the “Company”), a leading global pure-play provider of energy storage products, services, as well as digital applications for renewables and storage, today announced its financial results, including record revenue and contracting, for the fiscal year ended September 30, 2021.
Strategic Highlights
•Record order intake for all offerings
◦Entered into record 1,311 MW of energy storage product contracts during the fiscal year;
◦Entered into record 1,959 MW of energy services contracts during the fiscal year; and
◦Entered into record 2,744 MW of Fluence IQ digital contracts during the fiscal year;
•Major achievements in all areas of the Fluence Ecosystem
◦Signed the largest energy storage portfolio contract in Europe at 105 total MW (across two different locations);
◦Deployed our Fluence IQ platform to optimize the trading of the largest solar farm in the southern hemisphere at 333 MW; and
◦Awarded the largest privately funded energy storage systems in Australia at 150 MW; accompanied by two cross selling awards for Fluence IQ optimization as well as a 20 year service contract;
•Strengthened balance sheet for continued growth and solidified market leading position
◦Completed initial public offering (“IPO”) that resulted in gross proceeds of $998 million and commenced trading on the NASDAQ Global Select Market on October 28, 2021;
◦Paid down all outstanding loans and currently debt free following the IPO; and
◦Entered into $190 million revolving credit facility.
Fourth Quarter Financial Highlights
•Delivered total revenues of $188 million for the fourth fiscal quarter, compared to $239 million for the same quarter last year, in-line with our prior disclosures;
•Delivered a gross loss of $59 million for the fourth fiscal quarter, compared to a gross profit of $12 million for the same quarter last year;
•Delivered adjusted gross profit* of $8 million for the fourth fiscal quarter, compared to $12 million for the same quarter last year;
•Delivered a net loss of $87 million for the fourth fiscal quarter, compared to a net loss of $1 million for the same quarter last year; and
•Adjusted EBITDA* for the fourth fiscal quarter was $(15) million, compared to $1 million for the same quarter last year, in-line with our prior disclosures.

Fiscal Year 2021 Financial Highlights
•Delivered record total revenues of approximately $681 million for fiscal year 2021, an increase of 21% from the prior year;
•Delivered a gross loss of $69 million for fiscal year 2021, compared to a gross profit of $8 million in the prior year;
•Delivered fiscal year adjusted gross profit* of $15 million, compared to $9 million for the prior year;
•Delivered a net loss of $162 million for fiscal year 2021, compared to a net loss of $47 million in the prior year;
•Adjusted EBITDA* for the fiscal year 2021 was $(65) million, compared to $(36) million for the prior year, in-line with expectations;
•Basic and diluted earnings per share of $(1.38), compared to $(0.40) for the prior year, in-line with expectations; and
•Industry leading backlog of $1.7 billion as of September 30, 2021.
*Non-GAAP Financial Metric. See the section below titled “Non-GAAP Financial Measures“ for details, as well as reconciliations to the most directly comparable financials measures stated in accordance with GAAP.
“I would like to thank the entire Fluence team for their dedication to delivering our products, services and digital applications to our customers,” said President and Chief Executive Officer, Manuel Perez Dubuc. “We achieved numerous milestones this past year that culminated in the initial public offering of our company which successfully placed 35,650,000 class A shares and resulted in almost one billion dollars in proceeds. These funds will provide us the ability to continue to grow and expand our products and services as we look to further establish ourselves as a market leader.”
“Fluence is in an exceptional position with its strong balance sheet that is now debt free and primed to enable the execution of our strategic objectives to further increase shareholder value,” said Chief Financial Officer, Dennis Fehr.
Dubuc concluded, “As we begin a new fiscal year, we will remain focused on providing innovative solutions for our customers while looking to expand our offerings. We are excited by our current and future prospects, and we are gaining improved visibility to additional opportunities as evident by our growing pipeline. We envision 2022 to be a year of substantial growth for our company as the need for energy storage and digital applications continues to expand. We are also extremely encouraged by the recent announcements from both foreign and domestic governments regarding the need to expand emission reduction targets to mitigate climate change as well as polices enhancing the development of renewables and energy storage, these announcements are the first of many steps towards a more sustainable future and provides further upside for our business.”
Fiscal year 2021 achieved many milestones and company records as a result of the tremendous growth experienced throughout the year. Among them, total revenue increased year over year by approximately 21% to a record of approximately $681 million driven mostly by revenue from sales of energy storage products including our proprietary sixth-generation technology stack, which is the foundation of our energy storage products. The technology stack is comprised of our modular, factory-built hardware, Fluence Cube, our proprietary operating system, Fluence OS, and our AI-enabled digital platform, Fluence IQ.
This record setting performance even includes the previously disclosed fourth quarter revenue delays resulting from the COVID-19 global pandemic, such as delays in shipping of our energy storage products and temporary closures of customer construction sites. We expect many of these delayed projects to be resolved in fiscal year 2022 and thus the Company expects revenue recognition related thereto will coincide with the project resolutions in fiscal year 2022 and bolster our results during that time period.
We delivered a net loss of $162 million in fiscal year 2021, an increase from the net loss of $47 million in the prior fiscal year. The increase in net loss was mainly driven by (i) capacity constraints within the shipping industry and increased shipping costs, both of which are caused primarily as a result of the COVID-19 pandemic, (ii) cost overruns and delays experienced in some projects currently under construction, (iii) the previously disclosed Cargo Loss Incident, and (iv) increased expenses in general and administrative, sales and marketing and research and development due to the growth and expansion of our business and the build out of our corporate functions.

Share Count
The shares of the Company’s common stock following the consummation of the IPO are presented below:

in millions	Common Shares
Class B-1 common stock held by AES Grid Stability, LLC	58.587
Class B-1 common stock held by Siemens Industry, Inc.	58.587
Class A common stock held by Qatar Holding LLC	18.493
Class A common stock issued in IPO	35.650
Total class A and class B-1 common stock outstanding (1)	171.317
(1) Before incentive compensation award plans
Fiscal Year 2022 Total Revenue Guidance and Annual Seasonality
The Company expects its fiscal year 2022 total revenue to be approximately $1.1 billion to approximately $1.3 billion. This guidance is based on our expectation that the aforementioned delays in shipping of our energy storage products and temporary closures of customer constructions sites are resolved as we currently anticipate during fiscal year 2022. However, there is no guarantee that we will achieve these results.
Fluence’s business has historically been subject to seasonality due to the timing of many projects coming online around the northern hemisphere summer peak season. As a result, revenue recognition as a percentage of annual revenue has historically been approximately 15% during Q1, approximately 15% during Q2, approximately 40% during Q3, and approximately 30% during Q4 of the Company’s fiscal year ending September 30.

Fiscal year ending September 30	FY Q1 (Oct – Dec)	FY Q2 (Jan – Mar)	FY Q3 (Apr – Jun)	FY Q4 (Jul – Sep)
Approximate Percentage of Annual Revenue	15%	15%	40%	30%

Calendar year ending December 31	CY Q1 (Jan – Mar)	CY Q2 (Apr – Jun)	CY Q3 (Jul – Sep)	CY Q4 (Oct – Dec)
Approximate Percentage of Annual Revenue	15%	40%	30%	15%
Conference Call Information
Fluence will conduct a teleconference starting at 8:30 a.m. EST on Thursday, December 9th, 2021, to discuss the fourth quarter and fiscal year 2021 results. To participate, dial +1 (855)-638-9362 (US/Canada toll-free) or +1 (281)-456-4059 (international) and refer to conference ID 9084579 approximately 15 minutes prior to the scheduled start time.
The teleconference will be simulcast in a listen-only mode at: https://edge.media-server.com/mmc/p/xvhgex5h, or on https://ir.fluenceenergy.com/news-events. Supplemental materials that may be referenced during the teleconference will be available on our website.
A replay of the conference call will be available after 1 p.m. EST on Thursday, December 9, 2021. The replay will be available on the company’s website at https://ir.fluenceenergy.com/news-events.

Non-GAAP Financial Measures
We present our operating results in accordance with accounting principles generally accepted in the U.S. (“U.S. GAAP”). We believe certain financial measures, such as Adjusted EBITDA, Adjusted Gross Profit, Adjusted Gross Profit Margin %, Adjusted Net Income (Loss), and Free Cash Flow, which are non-GAAP measures, provide users of our financial statements with supplemental information that may be useful in evaluating our operating performance. We believe that such non-GAAP measures, when read in conjunction with our operating results presented under U.S. GAAP, can be used to better assess our performance from period to period and relative to performance of other companies in our industry, without regard to financing methods, historical cost basis or capital structure. Such non-GAAP measures should be considered as a supplement to, and not as a substitute for, financial measures prepared in accordance with U.S. GAAP. Please refer to the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP measures included in this press release and the accompanying tables contained at the end of this release.
About Fluence
Fluence is a leading global provider of energy storage products and services and AI-enabled digital applications for renewables and storage. Our energy storage products are built on our sixth-generation technology stack (“Tech Stack”), which combines our modular, factory-built hardware (“Fluence Cube”) with a proprietary edge-based controls system (“Fluence OS”). Our service offerings include delivery services and recurring operational services, as well as financing structuring services, such as energy-storage-as-a-service (“ESaaS”). The Fluence IQ Digital Platform includes the Fluence Bidding Application, which delivers AI-powered market bidding optimization for solar, wind, and energy storage assets, including non-Fluence energy storage systems.
Forward-Looking Statements
The statements described herein that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements set forth above under “Guidance and Annual Seasonality” and other statements regarding future financial performance, business strategies, expansion plans, future results of operations, future revenue recognition and estimated revenues, losses, projected costs, prospects, plans and objectives of management. These forward-looking statements are based on our management’s current expectations, estimates, projections and beliefs, as well as a number of assumptions concerning future events, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this presentation, words such as such as “may,” ”possible,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. and variations thereof and similar words and expressions are intended to identify such forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.
The forward-looking statements contained in this presentation are based on our current expectations and beliefs concerning future developments and their potential effects on our business. There can be no assurance that future developments affecting our business will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, which include, but are not limited to, our ability to achieve or maintain profitability, our ability to successfully execute our business and growth strategy, our ability to develop new product offerings and services, the potential adverse effects of the ongoing global COVID-19 pandemic, including capacity constraints within the shipping industry, increased shipping costs and delays in the shipping of our energy storage products, and other factors set forth under the caption “Risk Factors” in our prospectus dated October 27, 2021, filed with the Securities and Exchange Commission (“SEC”) pursuant to Rule 424(b) and in other filings we make with the SEC from time to time. New risks and uncertainties emerge from time to time and it is not possible for us to predict all such risk factors, nor can we assess the effect of all such risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements made in this press release. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur, or which we become aware of, after the date hereof, except as otherwise may be required by law.

Contacts
Analyst
Samuel Chong
+1 872-301-2501
Email : InvestorRelations@fluenceenergy.com

Lexington May
+1 713-909-5629
Email : InvestorRelations@fluenceenergy.com

Media
Alison Mickey
+1 703-721-8818

FLUENCE ENERGY, LLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (Unaudited)
(U.S. Dollars in Thousands, except unit and per unit amounts)

	Three Months Ended September 30,		Fiscal Year Ended September 30,
	2021	2020	2021	2020
Revenue	$163,658	$224,551	$594,055	$401,676
Revenue from related parties	24,547	14,913	86,711	159,647
Total Revenue	188,205	239,464	680,766	561,323
Cost of goods and services	247,266	227,456	749,910	553,400
Gross (loss) profit	(59,061)	12,008	(69,144)	7,923
Operating expenses:
Research and development	6,176	2,989	23,427	11,535
Sales and marketing	5,742	3,977	22,624	16,239
General and administrative	15,003	5,249	38,162	17,940
Depreciation and amortization	1,618	769	5,112	3,018
Interest expense	536	85	1,435	128
Other (expenses) income, net	(108)	698	(270)	648
Loss before income taxes	(88,244)	(363)	(160,174)	(40,289)
Income tax expense (benefit)	(1,045)	743	1,829	6,421
Net loss	$(87,199)	$(1,106)	$(162,003)	$(46,710)
Loss Per Unit
Basic and Diluted	$(0.74)	$(0.01)	$(1.38)	$(0.40)
Weighted Average Number of Units
Basic and Diluted	117,173,390	117,173,390	117,173,390	117,173,390
Foreign currency translation (loss) gain, net of income tax benefit (expense) of $0 in each period	96	280	(614)	1,270
Actuarial gain (loss) on pension liabilities, net of income tax (expense) benefit of $0 in each period	128	210	128	210
Total other comprehensive income (loss)	224	490	(486)	1,480
Total comprehensive loss	$(86,975)	$(616)	$(162,489)	$(45,230)

FLUENCE ENERGY, LLC
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(U.S. Dollars in Thousands, except unit amounts)

	September 30,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$36,829	$93,815
Trade receivables	46,664	32,097
Unbilled receivables	101,975	100,037
Receivables from related parties	33,362	52,452
Advances to suppliers	9,741	2,876
Inventory, net	389,787	37,310
Other current assets	43,157	8,886
Total current assets	661,515	327,473
Non-current assets:
Property and equipment, net	8,206	5,170
Intangible assets, net	36,057	26,298
Goodwill	9,176	4,731
Deferred income tax asset	1,184	—
Other non-current assets	1,537	353
Total non-current assets	56,160	36,552
Total assets	$717,675	$364,025
Liabilities, mezzanine equity, and members’ equity (deficit)
Current liabilities:
Accounts payable	$158,366	$78,132
Deferred revenue	71,365	123,841
Borrowing from line of credit	50,000	—
Borrowing from related parties	50,000	—
Personnel related liabilities	12,861	8,534
Accruals and provisions	186,143	137,696
Payables and deferred revenue with related parties	227,925	22,464
Taxes payable	12,892	5,937
Other current liabilities	1,941	1,636
Total current liabilities	771,493	378,240
Non-current liabilities:
Personnel related liabilities	1,607	1,829
Accruals and provisions	257	257
Deferred income tax liability	—	163
Other non-current liabilities	517	761
Total non-current liabilities	2,381	3,010
Total liabilities	773,874	381,250
Commitments and Contingencies
Mezzanine equity (18,493,275 and 0 Class B units issued and outstanding as of September 30, 2021 and 2020, respectively)	117,235	—
Total mezzanine equity	117,235	—
Members’ equity (deficit):
Capital contributions (117,173,390 Class A units issued and outstanding as of September 30, 2021 and 2020, respectively)	106,152	99,872
Accumulated other comprehensive (loss) income	(285)	201
Deficit	(279,301)	(117,298)
Total members’ equity (deficit)	(173,434)	(17,225)
Total liabilities, mezzanine equity, and members’ equity (deficit)	$717,675	$364,025

FLUENCE ENERGY, LLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(U.S. Dollars in Thousands)

	Fiscal Year Ended September 30,
	2021	2020
Operating activities
Net loss	$(162,003)	$(46,710)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	5,112	3,018
Inventory provision	14,197	—
Deferred income taxes	(1,346)	1,900
Provision (benefit) on loss contracts	27,161	(2,946)
Changes in operating assets and liabilities:
Trade receivables	(14,567)	(25,149)
Unbilled receivables	(1,938)	(90,333)
Receivables from related parties	15,901	(45,781)
Advances to suppliers	(6,865)	1,160
Inventory	(366,674)	(26,626)
Other current assets	(32,369)	(4,420)
Other non-current assets	(1,184)	2,468
Accounts payable	73,914	63,086
Payables and deferred revenue with related parties	205,461	(41,147)
Deferred revenue	(52,476)	70,861
Current accruals and provisions	21,286	122,840
Taxes payable	6,955	762
Other current liabilities	4,632	4,069
Other non-current liabilities	(466)	(1,068)
Net cash (used in) provided by operating activities	(265,269)	(14,016)
Investing activities
Proceeds from (purchases of) short-term investments	—	20,000
Cash paid for business acquisition	(18,000)	—
Purchase of property and equipment	(4,292)	(1,780)
Net cash (used in) provided by investing activities	(22,292)	18,220
Financing activities
Capital contribution from Members	6,280	2,500
Proceeds from issuance of Class B membership units	125,000	—
Borrowing from promissory notes – related parties	125,000	—
Repayment of promissory notes – related parties	(75,000)	—
Borrowing from line of credit	100,000	14,500
Repayment of line of credit	(50,000)	(14,500)
Payment of equity issuance costs	(3,343)	—
Other	3,189	—
Net cash provided by financing activities	231,126	2,500
Effect of exchange rate changes on cash and cash equivalents	(547)	1,327
Net (decrease) increase in cash and cash equivalents	(56,982)	8,031
Cash, cash equivalents, and restricted cash as of the beginning of the period	95,051	87,020
Cash, cash equivalents, and restricted cash as of the end of the period	$38,069	$95,051

FLUENCE ENERGY, LLC
KEY OPERATING METRICS (Unaudited)

The following tables present our key operating metrics as of September 30, 2021 and 2020, and for the three months and fiscal years ended September 30, 2021 and 2020.

(amounts in MW)	September 30,		Change	Change %
	2021	2020
Energy Storage Products
Deployed	971	460	511	111.1%
Contracted Backlog	2,679	1,879	800	42.6%
Pipeline	14,161	11,320	2,841	25.1%
Service Contracts
Asset under Management	772	276	496	179.7%
Contracted Backlog	1,918	455	1,463	321.5%
Pipeline	10,930	7,889	3,041	38.5%
Digital Contracts
Asset under Management	3,108	—	3,108	n/a
Contracted Backlog	1,629	—	1,629	n/a
Pipeline	3,301	—	3,301	n/a

(amounts in MW)	Three Months Ended September 30,				Fiscal Year Ended September 30,
	2021	2020	Change	Change %	2021	2020	Change	Change %
Energy Storage Products
Contracted	821	279	542	194.3%	1,311	844	467	55.3%
Service Contracts
Contracted	749	205	544	265.4%	1,959	232	1,727	744.4%
Digital Contracts
Contracted	1,010	—	1,010	n/a	2,744	—	2,744	n/a

FLUENCE ENERGY, LLC
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (Unaudited)

The following tables present our non-GAAP measures for the periods indicated.

($ in thousands)	Three Months Ended September 30,		Change	Change %	Fiscal Year Ended September 30,		Change	Change %
	2021	2020			2021	2020
Net loss	$(87,199)	$(1,106)	$(86,093)	(7784.2)%	$(162,003)	$(46,710)	$(115,293)	(246.8)%
Add (deduct):
Interest expense (income), net	528	77	451	585.7	1,429	(379)	1,808	477.0
Income tax expense (benefit)	(1,045)	743	(1,788)	(240.6)	1,829	6,421	(4,592)	(71.5)
Depreciation and amortization	1,618	769	849	110.4	5,112	3,018	2,094	69.4
Non-recurring expenses(a)	70,809	773	70,036	9,060.3	88,959	1,767	87,192	4,934.5
Adjusted EBITDA	$(15,289)	$1,256	$(16,545)	(1317.3)%	$(64,674)	$(35,883)	$(28,791)	(80.2)%
(a) Amount for fiscal year 2021 included $23.6 million related to non-recurring excess shipping costs and $48.2 million of project charges which are compounding effects of the COVID-19 pandemic, $12.4 million related to the 2021 cargo loss incident, and $4.8 million non-recurring IPO-related expenses which did not qualify for capitalization. Amount in fiscal year2020 included $0.8 million of costs associated with the AMS acquisition and a $1.0 million expense associated with a safety incident in 2019;
Amount for the three months ended September 30, 2021 included $16.7 million related to non-recurring excess shipping costs and $48.2 million of project charges which are compounding effects of the COVID-19 pandemic, $2.6 million related to the 2021 cargo loss incident, and $3.3 million non-recurring IPO-related expenses which did not qualify for capitalization. Amount for the three months ended September 30, 2020 included $0.8 million of costs associated with the AMS acquisition.

($ in thousands)	Three Months Ended September 30,		Change	Change %	Fiscal Year Ended September 30,		Change	Change %
	2021	2020			2021	2020
Total Revenue	$188,205	$239,464	$(51,259)	(21.4)%	$680,766	$561,323	$119,443	21.3%
Cost of goods and services	247,266	227,456	19,810	8.7	749,910	553,400	196,510	35.5
Gross profit (loss)	(59,061)	12,008	(71,069)	(591.8)	(69,144)	7,923	(77,067)	(972.7)
Add (deduct):
Non-recurring expenses (income)(a)	67,516	(16)	67,532	(422075.0)	84,153	978	83,175	8504.6
Adjusted Gross Profit	$8,455	$11,992	$(3,537)	(29.5)%	$15,009	$8,901	$6,108	68.6%
Adjusted Gross Profit Margin %	4.5%	5.0%			2.2%	1.6%
(a) Amount in fiscal year 2021 included $23.6 million related to non-recurring excess shipping costs and $48.2 million of project charges which are compounding effects of the COVID-19 pandemic, and $12.4 million related to the 2021 cargo loss incident. Amount in fiscal year 2020 included a $1.0 million expense associated with a safety incident in 2019.
Amount for the three months ended September 30, 2021 included $16.7 million related to non-recurring excess shipping costs and $48.2 million of project charges which are compounding effects of the COVID-19 pandemic, and $2.6 million related to the 2021 cargo loss incident.

($ in thousands)	Three Months Ended September 30,		Change	Change %	Fiscal Year Ended September 30,		Change	Change %
	2021	2020			2021	2020
Net loss	$(87,199)	$(1,106)	$(86,093)	(7784.2)%	$(162,003)	$(46,710)	$(115,293)	(246.8)%
Add (deduct):
Amortization of intangible	$915	$624	291	46.6	$3,552	$2,484	1,068	43.0
Non-recurring expenses(a)	70,809	773	70,036	9060.3	88,959	1,767	87,192	4934.5
Adjusted Net (Loss) Income	$(15,475)	$291	$(15,766)	(5417.9)%	$(69,492)	$(42,459)	$(27,033)	(63.7)%
(a) Amount in fiscal year 2021 included $23.6 million related to non-recurring excess shipping costs and $48.2 million of project charges which are compounding effects of the COVID-19 pandemic, $12.4 million related to the 2021 cargo loss incident, and $4.8 million non-recurring IPO-related expenses which did not qualify for capitalization. Amount in fiscal year 2020 included $0.8 million of costs associated with the AMS acquisition and a $1.0 million expense associated with a safety incident in 2019.
Amount for the three months ended September 30, 2021 included $16.7 million related to non-recurring excess shipping costs and $48.2 million of project charges which are compounding effects of the COVID-19 pandemic, $2.6 million related to the 2021 cargo loss incident, and $3.3 million non-recurring IPO-related expenses which did not qualify for capitalization. Amount for the three months ended September 30, 2020 included $0.8 million of costs associated with the AMS acquisition.

($ in thousands)	Three Months Ended September 30,		Change	Change %	Fiscal Year Ended September 30,		Change	Change %
	2021	2020			2021	2020
Net cash (used in) provided by operating activities	$(125,992)	$61,849	$(187,841)	(303.7)%	$(265,269)	$(14,016)	$(251,253)	(1792.6)%
Less: Purchase of property and equipment	(1,293)	(767)	(526)	68.6	(4,292)	(1,780)	(2,512)	141.1
Free Cash Flows	$(127,285)	$61,082	$(188,367)	(308.4)%	$(269,561)	$(15,796)	$(253,765)	(1606.5)%